Exhibit 10.1

DECEMBER 31, 2025 SETTLEMENT AGREEMENT

THIS DECEMBER 31, 2025 SETTLEMENT AGREEMENT (this “Agreement”) is dated as of December 31, 2025 (the “Effective Date”), by and between Interactive Strength Inc., a Delaware corporation (the “Company”) and Vertical Investors, LLC, a Mississippi limited liability company (“Vertical” and together with the Company, the “Parties”).

WHEREAS, on April 24, 2024, the Company and Vertical entered into that certain Loan Modification Agreement (the “Loan Modification Agreement”), pursuant to which Vertical was issued 1,500,000 shares of the Company’s Series A Preferred Stock;

WHEREAS, on April 24, 2024, the Company and Vertical entered into that certain Loss Restoration Agreement (as subsequently amended and modified, the “Loss Restoration Agreement”);

WHEREAS, the Company has authorized and designated a Series C Preferred Stock (the “Series C”) pursuant to the terms of a Certificate of Designation in respect of thereof (the “Series C COD”) which provides for each share of Series C to have an original issue price of $2.00 (the “Original Issue Price”);

WHEREAS, the Company and Vertical are parties to that certain Credit Agreement, dated as of February 1, 2024, as modified by the Loan Modification Agreement (as amended heretofore, herein and hereafter, collectively, the “Credit Agreement”) and

WHEREAS, the Company and Vertical have agreed to issue certain “Series C Preferred Shares” in exchange for payment owed under the terms and conditions of Section 2 of the Loss Restoration Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Settlement. Effective as of the Effective Date, in settlement of the amount owed to Vertical under the terms and conditions of Section 2 of the Loss Restoration Agreement, based upon the Net Trade Value (as defined in the Loss Restoration Agreement) of $33,749.81, as of December 30, 2025, the Company shall issue 16,875 Series C Preferred Shares. In connection with the foregoing, the Company and Vertical shall direct the Company’s transfer agent to issue to Vertical the Series C Preferred Shares. In addition, Vertical shall repay the amounts drawn on the Stephens Letter of Credit and cancel the remaining Letter of Credit availability, subject to agreed upon terms
2.
Representations and Warranties of the Company. The Company hereby represents and warrants to Vertical that:
(a)
the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)
all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and
(c)
the Series C Preferred Shares issued in accordance herewith have been duly authorized and validly issued and are fully paid and non-assessable.
3.
Representations and Warranties of Vertical. Vertical hereby represents and warrants to the Company that:
(a)
Vertical is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Mississippi;
(b)
all actions on the part of Vertical necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof; this Agreement is validly authorized, executed and delivered by Vertical and constitutes the legal, valid and binding obligations of Vertical, enforceable against Vertical in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;
(c)
Vertical is acquiring the Series C Preferred Shares for its own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof;
(d)
Vertical is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act;
(e)
Vertical understands that until such time as the Series C Preferred Shares have been registered under the Securities Act of 1933 or may be sold pursuant to Rule 144 or Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Series C Preferred Shares may bear a restrictive legend;
(f)
Vertical and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Series C Preferred Shares; Vertical has had the opportunity to review the Company’s filings with the Securities and Exchange Commission; Vertical and its advisors, if any, have been afforded the opportunity to ask questions of the Company; neither such inquiries nor any other due diligence investigations conducted by Vertical or its advisors, if any, or its representatives shall modify, amend or affect Vertical’s right to rely on the Company’s representations and warranties contained herein; Vertical has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series C Preferred Shares; Vertical is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Series C Preferred Shares and the transactions contemplated by this Agreement;
(g)
Vertical understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series C Preferred Shares or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the Series C Preferred Shares; and
(h)
Vertical understands and acknowledges that, upon its execution of this Agreement, any and all due and owing to it under Section 2 of the Loss Restoration Agreement will be automatically extinguished, without further action on the part of the Company or Vertical except as otherwise set forth herein, and Vertical releases the Company from any and all obligations of the Company to Vertical under the Liability owed to it; without limiting the generality of the preceding sentence, Vertical hereby surrenders and waives all rights that it has in respect of all of its owed Liability.

4.
Additional Covenants. Notwithstanding anything herein or in the Loan Modification Agreement, the Loss Restoration Agreement, or any other agreement between the Company and Vertical, so long as Vertical is a holder of Series C Preferred Shares, the Company shall not (i) incur any indebtedness, or (ii) issue any preferred securities or other securities with a liquidation or conversion preference with superiority over Series C Preferred Shares, unless, in each case, Vertical’s prior written consent is first obtained.

5.
Miscellaneous.

(a)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

(b)
Entire Agreement. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto.

(c)
Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

(d)
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

[Signature Page(s) Follow this Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward

Name: Trent Ward

Title: Chief Executive Officer

VERTICAL INVESTORS, LLC

By: Addicus Private Equity, LLC, its Manager

By: /s/ Stephen Miles

Name: Stephen Miles

Title: Manager